Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and the use of our report dated March 26, 2012, except for the retrospective adoption of amendments to the accounting standard relating to the reporting and display of comprehensive loss as described in Note 2, as to which the date is May 16, 2012, in the Amendment No. 1 to the Registration Statement (Form S-1/A) and related Prospectus of Kythera Biopharmaceuticals, Inc. dated June 11, 2012.

/s/ Ernst & Young LLP
Los Angeles, California June 11, 2012